UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2010

Blount International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4909 SE Internatioanl Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 653-8881

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Portland, OR.  Josh L. Collins, President and Chief Executive Officer of Blount International, Inc. [NYSE: BLT] (“Blount” or the “Corporation”), announced on Monday, May 17, 2010 that Russell L. German, Senior Vice President of Carlton Operations, will retire effective July 1, 2010 and will enter into a three-year consulting arrangement with the Corporation at that time.

Mr. German had served as President and Chief Executive Officer of Carlton Holdings, Inc. (“Carlton”) and its subsidiaries for over ten years until 2008 when Carlton was acquired by Blount.  He was named to his current Executive Officer position in 2008 at the time of the acquisition.  Mr. German has worked in various capacities for the Carlton business for over forty years.

Under the proposed consulting arrangement, Mr. German will consult with Blount’s management in the areas of maintaining customer relationships and analyzing manufacturing process and technology improvements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President, General Counsel and Secretary

Dated: May 21, 2010